IMMEDIATE RELEASE

TOWNSQUARE ANNOUNCES STRONG FIRST QUARTER NET REVENUE
GROWTH OF 6.5% AND ADJUSTED EBITDA INCREASE 8.3%

Digital Revenue Over 33% of Total Net Revenue for the First Time Ever

Greenwich, CT - May 7, 2019 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare,” the “Company,” “we,” “us,” or “our”) announced today financial results for the first quarter ended March 31, 2019.

“Townsquare is off to a great start in 2019 with strong operational and financial performance, demonstrated by our first quarter Adjusted EBITDA growth of 8.3%,” commented Bill Wilson, Chief Executive Officer of Townsquare. “We have continued the strong momentum we experienced throughout 2018, as our team once again delivered double-digit revenue growth in our Townsquare Ignite and Townsquare Interactive divisions, leading to total net revenue growth of 6.5% in the first quarter of 2019. As a result of our continued growth and strength in digital, we are pleased to announce that for the first time in our history, digital revenue contributed over one-third of the Company’s total net revenue. Given our diversified revenue base, today and moving forward we believe Townsquare is best described as a premier local media and digital marketing solutions company.”

“To that point, beginning in the first quarter of 2019 I am very pleased to share that we have provided segmentation of our financial results. In particular this will allow you to see the strong profit that is generated by Townsquare Interactive, our digital marketing solutions business which currently serves approximately 16,200 monthly subscribers. In the first quarter of 2019, Townsquare Interactive had net revenue growth of 31.6% and Adjusted Operating Income growth of 34.8%, operating at a 31% margin. As noted previously, we believe that Townsquare Interactive, as well as our Townsquare Ignite division, will each generate $100 million in annual net revenue within the next three to five years.”

The Company announced today that its board of directors approved a quarterly cash dividend of $0.075 per share. The dividend will be payable on August 15, 2019 to shareholders of record as of the close of business on June 28, 2019.

On April 30, 2019, the Company entered into an amendment under its existing credit agreement to, among other things, extend the maturity date of the existing revolving credit facility by two years to April 1, 2022, coterminous with the Term Loan maturity date (with a springing maturity six months inside of the maturity date of the Term Loan) and to amend certain asset sale provisions.

First Quarter Highlights*

•	As compared to the first quarter of 2018 on a GAAP basis:
•Net revenue increased 6.5%, and 7.0% excluding political revenue
•Advertising net revenue increased 3.9%, and 4.5% excluding political revenue
•Townsquare Interactive net revenue increased 31.6%
•Live Events net revenue decreased 8.6%
•Net loss decreased 82.0%, and net income from continuing operations decreased 31.5%
•Adjusted EBITDA increased 8.3%

•	As compared to the first quarter of 2018 on a pro forma basis:
•Net revenue increased 4.7%, and 5.1% excluding political revenue
•Net loss decreased 81.8%
•Adjusted EBITDA increased 6.7%

•	Diluted net income per share from continuing operations was $0.09

•	Townsquare Interactive added 850 net subscribers, ending the quarter with approximately 16,200 subscribers

* See below for discussion of non-GAAP measures and reconciliations to GAAP measures.

Segment Reporting

We have three reportable operating segments, Advertising, which includes broadcast and digital advertising products and solutions, Townsquare Interactive, our digital marketing solutions business and Live Events, which is comprised of the Company's live events, including concerts, expositions and other experiential events.

Quarter Ended March 31, 2019 Compared to the Quarter March 31, 2018

Net Revenue

Net revenue for the quarter ended March 31, 2019 increased $5.7 million, or 6.5%, to $93.7 million, as compared to $88.0 million in the same period last year. Advertising net revenue increased $2.8 million, or 3.9% to $74.3 million, Townsquare Interactive net revenue increased $3.4 million, or 31.6%, to $14.2 million, and Live Events net revenue decreased $0.5 million, or 8.6%, to $5.2 million, each as compared to the same period last year. Excluding political revenue, net revenue increased $6.1 million, or 7.0%, to $93.4 million, and Advertising net revenue increased $3.2 million, or 4.5%, to $74.0 million.

Pro forma net revenue for the quarter ended March 31, 2019 increased $4.2 million, or 4.7%, to $93.7 million, as compared to $89.5 million in the same period last year. As used in this release, the term “pro forma” means pro forma for our acquisition of three radio stations in Princeton, NJ on July 2, 2018. Advertising net revenue increased $1.3 million, or 1.7%, to $74.3 million, Townsquare Interactive net revenue increased $3.4 million, or 31.6%, to $14.2 million, and Live Events net revenue decreased $0.5 million, or 9.2%, to $5.2 million, each as compared to the same period last year. Excluding political revenue, net revenue increased $4.6 million, or 5.1%, to $93.4 million, and Advertising net revenue increased $1.7 million, or 2.3%, to $74.0 million.

Net Loss
Net loss for the quarter ended March 31, 2019 decreased $21.8 million, or 82.0%, to a net loss of $4.8 million, as compared to a net loss of $26.6 million in the same period last year. Net income from continuing operations decreased $1.1 million or 31.5%, to $2.4 million, as compared to $3.5 million in the same period last year.

Pro forma net loss for the quarter ended March 31, 2019 decreased $21.5 million, or 81.8%, to a net loss of $4.8 million, as compared to a net loss of $26.3 million in the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended March 31, 2019 increased $1.5 million, or 8.3%, to $19.5 million, as compared to $18.0 million in the same period last year.

Pro forma Adjusted EBITDA for the quarter ended March 31, 2019 increased $1.2 million, or 6.7%, to $19.5 million as compared to $18.2 million in the same period last year.

Liquidity and Capital Resources

As of March 31, 2019, we had a total of $60.8 million of cash on hand and $50.0 million of available borrowing capacity under our revolving credit facility. As of March 31, 2019, we had $560.5 million of outstanding indebtedness, representing 5.8x and 5.1x gross and net leverage, respectively, based on pro forma Adjusted EBITDA for the twelve months ended March 31, 2019 of $97.3 million.

The table below presents a summary, as of May 6, 2019, of our outstanding common stock and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security	Number Outstanding[1]	Description
Class A common stock	14,313,844	One vote per share.
Class B common stock	3,011,634	10 votes per share.[2]
Class C common stock	1,636,341	No votes.[2]
Warrants	8,977,676	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $898.[3]
Total	27,939,495

[1] Each of the shares of common stock listed below, including the shares of Class A common stock issuable upon exercise of the warrants, has equal economic rights.
[2] Each share converts into 1 share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[3] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain first quarter 2019 financial results and 2019 guidance on Tuesday, May 7, 2019 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13689667. A live webcast of the conference call will also be available on the equity investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through May 14, 2019. To access the replay, please dial 1-844-512-2921 (U.S. & Canada) or 1-412-317-6671 (International) and enter confirmation code 13689667. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a radio, digital media, entertainment and digital marketing solutions company principally focused on being the premier local advertising and marketing solutions platform in small and mid-sized markets across the U.S. Our assets include 321 radio stations and more than 330 local websites in 67 U.S. markets, a digital marketing solutions company (Townsquare Interactive) serving approximately 16,200 small to medium sized businesses, a proprietary digital programmatic advertising platform (Townsquare Ignite) and approximately 200 local live events each year. Our brands include local media assets such as WYRK, KLAQ, K2 and NJ101.5; iconic local and regional events such as WYRK’s Taste of Country, the Boise Music Festival, the Red Dirt BBQ & Music Festival and Taste of Fort Collins; and leading tastemaker music and entertainment websites such as XXLmag.com, TasteofCountry.com and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com, and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on or about the date hereof, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Less Interest, Capex and Taxes, Adjusted Net Income, and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted Operating Income as operating income before the deduction of depreciation and amortization, stock-based compensation, corporate expenses, transaction costs, business realignment costs, impairment loss of goodwill and intangible assets, impairment loss on investment and net loss (gain) on sale and retirement of assets. We define Adjusted EBITDA as net income (loss) before the deduction of income taxes, interest expense, net, repurchase of debt, transaction costs, depreciation and amortization, stock-based compensation, business realignment costs, impairment of goodwill and intangible assets, impairment loss on investment, net (income) loss from discontinued operations, net of income taxes, net (loss) gain on sale and retirement of assets, other expense (income) net, and gain (loss) on foreign exchange. Adjusted EBITDA Less Interest, Capex and Taxes is defined as Adjusted EBITDA less net cash interest expense, capital expenditures and cash paid for taxes. Adjusted Net Income is defined as net income (loss) before the deduction of transaction costs, business realignment costs, net loss from discontinued operations, net of income taxes, and net loss (gain) on sale and retirement of assets. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. These measures do not represent, and should not be considered as alternatives to, net income (loss), or cash flows from operations, as determined under GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are set forth in the tables below. Where we use the term “pro forma”, it refers to pro forma financial information for our acquisition of three radio stations in Princeton, NJ on July 2, 2018. as if the acquisition had occurred on January 1, 2018.

We use Adjusted Operating Income to evaluate the operating performance of our business segments. We use Adjusted EBITDA to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net (loss) gain on sale and retirement of assets, business realignment costs, certain impairments, and net income (loss) from discontinued operations. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our Board of Directors may consider Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Less Interest, Capex and Taxes, Adjusted Net Income, and Adjusted Net Income Per Share when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$60,808	$61,396
Accounts receivable, net of allowance of $3,187 and $3,454, respectively	56,167	62,459
Prepaid expenses and other current assets	10,150	8,939
Current assets held for sale	10,185	19,763
Total current assets	137,310	152,557
Property and equipment, net	112,771	112,377
Intangible assets, net	478,376	478,938
Goodwill	226,981	226,981
Investments	11,775	9,505
Operating lease right-of-use assets	45,724	—
Other assets	294	6,909
Total assets	$1,013,231	$987,267
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,828	$13,393
Current portion of long-term debt	5	5
Deferred revenue	8,726	7,922
Accrued expenses and other current liabilities	17,778	32,749
Short-term operating lease liabilities	8,980	—
Accrued interest	9,169	4,563
Current liabilities held for sale	10,375	6,931
Current liabilities of discontinued operations	203	207
Total current liabilities	68,064	65,770
Long-term debt, less current portion (net of deferred finance costs of $4,779 and $5,155, respectively)	555,705	555,330
Deferred tax liability	14,424	16,031
Long-term operating lease liabilities	39,785	—
Other long-term liabilities	1,788	8,559
Total liabilities	679,766	645,690
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 14,313,844 and 14,297,066 shares issued and outstanding as of March 31, 2019, and December 31, 2018, respectively	143	143
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 3,011,634 shares issued and outstanding	30	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 1,636,341 shares issued and outstanding	17	17
Total common stock	190	190
Additional paid-in capital	366,711	365,835
Retained deficit	(33,883)	(25,735)
Non-controlling interest	447	1,287
Total stockholders’ equity	333,465	341,577
Total liabilities and stockholders’ equity	$1,013,231	$987,267

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended March 31,
	2019	2018

Net revenue	$93,682	$87,983

Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	68,629	64,356
Depreciation and amortization	6,508	4,383
Corporate expenses	5,587	5,649
Stock-based compensation	876	190
Transaction costs	148	159
Business realignment costs	4	—
Net loss (gain) on sale and retirement of assets	19	(10)
Total operating costs and expenses	81,771	74,727
Operating income	11,911	13,256
Other expense:
Interest expense, net	8,595	8,427
Other expense, net	34	32
Income from continuing operations before income taxes	3,282	4,797
Provision for income taxes	908	1,330
Net income from continuing operations	2,374	3,467
Net loss from discontinued operations, net of income taxes	(7,164)	(30,056)
Net loss	$(4,790)	$(26,589)

Net income (loss) attributable to:
Controlling interests	$(5,237)	$(26,807)
Non-controlling interests	447	218

Basic income (loss) per share:
Continuing operations	$0.13	$0.19
Discontinued operations	$(0.39)	$(1.63)

Diluted income (loss) per share:
Continuing operations	$0.09	$0.13
Discontinued operations	$(0.26)	$(1.09)

Weighted average shares outstanding:
Basic	18,478	18,478
Diluted	27,456	27,456

Cash dividend declared per share	$0.075	$0.075

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(4,790)	$(26,589)
Loss from discontinued operations	(7,164)	(30,056)
Income from continuing operations	2,374	3,467
Adjustments to reconcile income from continuing operations to net cash flows from operating activities
Depreciation and amortization	6,508	4,383
Amortization of deferred financing costs	376	382
Net deferred taxes and other	908	1,330
Provision for doubtful accounts	243	549
Stock-based compensation expense	876	190
Trade activity, net	(2,503)	(3,835)
Non-cash interest expense	—	(5)
Write-off of deferred financing costs	—	97
Net loss (gain) on sale of assets	19	(10)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	6,862	7,902
Prepaid expenses and other assets	(1,847)	(2,865)
Accounts payable	(563)	(2,720)
Accrued expenses	(14,617)	(7,617)
Accrued interest	4,607	3,549
Other long-term liabilities	809	(208)
Net cash provided by operating activities - continuing operations	4,052	4,589
Net cash provided by (used in) operating activities - discontinued operations	1,890	(5,169)
Net cash provided by (used in) operating activities	5,942	(580)

Cash flows from investing activities:
Purchase of property and equipment	(5,033)	(4,420)
Payments for acquisitions, net of cash acquired	(3)	(48)
Proceeds from sale of assets	63	50
Net cash used in investing activities - continuing operations	(4,973)	(4,418)
Net cash provided by (used in) investing activities - discontinued operations	1,790	(1,020)
Net cash used in investing activities	(3,183)	(5,438)

Cash flows from financing activities:
Repayment of bank debt	—	(9,519)
Dividend payments	(2,059)	—
Cash distribution to non-controlling interest	(1,287)	(8)
Repayments of capitalized obligations	(1)	(1)
Net cash used in financing activities - continuing operations	(3,347)	(9,528)
Net cash used in financing activities - discontinued operations	—	(19)
Net cash used in financing activities	(3,347)	(9,547)

Effect of exchange rate changes	—	3
Net decrease in cash and cash equivalents	(588)	(15,562)
Cash and cash equivalents:
Beginning of period	61,396	62,041
End of period	$60,808	$46,479

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$3,889	$4,434
Income taxes	68	32

Supplemental Disclosure of Non-cash Activities:
Dividends declared during the period	$2,095	$2,061

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Advertising net revenue	$74,315	$71,541
Townsquare Interactive net revenue	14,208	10,796
Live Events net revenue	5,159	5,646
Net revenue	93,682	87,983
Operating costs and expenses:
Advertising operating expenses	54,889	52,650
Townsquare Interactive operating expenses	9,827	7,545
Live Events operating expenses	3,913	4,161
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	68,629	64,356
Depreciation and amortization	6,508	4,383
Corporate expenses	5,587	5,649
Stock-based compensation	876	190
Transaction costs	148	159
Business realignment costs	4	—
Net loss (gain) on sale and retirement of assets	19	(10)
Total operating costs and expenses	81,771	74,727
Operating income	11,911	13,256
Other expense:
Interest expense, net	8,595	8,427
Other expense, net	34	32
Income from continuing operations before income taxes	3,282	4,797
Provision for income taxes	908	1,330
Net income from continuing operations	2,374	3,467
Net loss from discontinued operations, net of income taxes	(7,164)	(30,056)
Net loss	$(4,790)	$(26,589)

The following table presents net revenue and Adjusted Operating Income by segment, for the five quarters ended March 31, 2019 (in thousands):

	Actual
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
Advertising net revenue	$71,541	$86,306	$88,454	$93,056	$74,315
Townsquare Interactive net revenue	10,796	11,685	12,608	13,510	14,208
Live Events net revenue	5,646	7,328	4,945	2,381	5,159
Net revenue	87,983	105,319	106,007	108,947	93,682
Advertising Adjusted Operating Income	18,891	27,724	29,752	28,118	19,426
Townsquare Interactive Adjusted Operating Income	3,251	3,416	3,655	3,979	4,381
Live Events Adjusted Operating Income	1,485	1,457	431	72	1,246
Adjusted Operating Income	$23,627	$32,597	$33,838	$32,169	$25,053

The following table presents on a pro forma basis, net revenue and Adjusted Operating Income by segment, for the five quarters ended March 31, 2019 (in thousands):

	Pro Forma
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
Advertising net revenue	$73,038	$88,285	$88,454	$93,056	$74,315
Townsquare Interactive net revenue	10,796	11,685	12,608	13,510	14,208
Live Events net revenue	5,681	7,425	4,945	2,381	5,159
Net revenue	89,515	107,395	106,007	108,947	93,682
Advertising Adjusted Operating Income	19,165	28,452	29,752	28,118	19,426
Townsquare Interactive Adjusted Operating Income	3,251	3,416	3,655	3,979	4,381
Live Events Adjusted Operating Income	1,482	1,476	431	72	1,246
Adjusted Operating Income	$23,898	$33,344	$33,838	$32,169	$25,053

The following table reconciles on a GAAP basis net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three months ended March 31, 2019, and 2018, respectively (in thousands, except per share data):

	Three Months Ended March 31,
	2019	2018
Net income from continuing operations	$2,374	$3,467
Net loss from discontinued operations, net of income taxes	(7,164)	(30,056)
Net loss	(4,790)	(26,589)
Provision for income taxes	908	1,330
Loss before income taxes	(3,882)	(25,259)
Transaction costs	148	159
Business realignment costs	4	—
Net loss (gain) on sale and retirement of assets	19	(10)
Net loss from discontinued operations, net of income taxes	7,164	30,056
Adjusted net income before income taxes	3,453	4,946
Provision for income taxes	955	1,372
Adjusted Net Income	$2,498	$3,574

Adjusted Net Income Per Share
Basic	$0.14	$0.19
Diluted	$0.09	$0.13

Weighted average shares outstanding:
Basic	18,478	18,478
Diluted	27,456	27,456

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA Less Interest, Capex and Taxes for the three months ended March 31 2019, and 2018, respectively (dollars in thousands):

	Actual
	Three Months Ended March 31,
	2019	2018
Net income from continuing operations	$2,374	$3,467
Net loss from discontinued operations, net of income taxes	(7,164)	(30,056)
Net loss	(4,790)	(26,589)
Provision for income taxes	908	1,330
Interest expense, net	8,595	8,427
Depreciation and amortization	6,508	4,383
Stock-based compensation	876	190
Transaction costs	148	159
Business realignment costs	4
Net loss from discontinued operations, net of income taxes	7,164	30,056
Other (a)	53	22
Adjusted EBITDA	19,466	17,978
Net cash paid for interest	(3,889)	(4,434)
Capital expenditures	(5,033)	(4,420)
Cash paid for taxes	(68)	(32)
Adjusted EBITDA Less Interest, Capex and Taxes	$10,476	$9,092
(a) Other includes net loss (gain) on sale and retirement of assets, (gain) loss on foreign exchange and other (income) expense, net.

The following table reconciles on a pro forma basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA Less Interest, Capex and Taxes for the three months March 31, 2019, and 2018, respectively (dollars in thousands):

	Pro forma
	Three Months Ended March 31,
	2019	2018
Net income from continuing operations	$2,374	$3,467
Net loss from discontinued operations, net of income taxes	(7,164)	(30,056)
Net loss	(4,790)	(26,589)
Net income from acquisition	—	271
Pro forma net loss	(4,790)	(26,318)
Provision for income taxes	908	1,330
Interest expense, net	8,595	8,427
Depreciation and amortization	6,508	4,383
Stock-based compensation	876	190
Transaction costs	148	159
Business realignment costs	4	—
Net loss from discontinued operations, net of income taxes	7,164	30,056
Other (a)	53	22
Pro forma Adjusted EBITDA	19,466	18,249
Net cash paid for interest	(3,889)	(4,434)
Capital expenditures	(5,033)	(4,436)
Cash paid for taxes	(68)	(32)
Pro forma Adjusted EBITDA Less Interest, Capex and Taxes	$10,476	$9,347
(a) Other includes net loss (gain) on sale and retirement of assets, (gain) loss on foreign exchange and other (income) expense, net.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended March 31, 2019 (dollars in thousands):

	Actual				Twelve Months Ended
	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	March 31, 2019
Net income (loss)	$1,634	$9,691	$(16,309)	$(4,790)	$(9,774)
Provision (benefit) for income taxes	3,723	3,699	(6,928)	908	1,402
Interest expense, net	8,532	8,640	8,667	8,595	34,434
Repurchase of debt	—	—	(140)	—	(140)
Depreciation and amortization	4,409	4,644	4,672	6,508	20,233
Stock-based compensation	246	597	600	876	2,319
Transaction costs	677	167	462	148	1,454
Business realignment costs	—	—	2,128	4	2,132
Impairment of goodwill and intangible assets	—	—	19,888	—	19,888
Impairment loss on investment	—	—	5,007	—	5,007
Net loss (income) from discontinued operations, net of income taxes	6,424	(501)	6,683	7,164	19,770
Other (a)	(340)	38	32	53	(217)
Adjusted EBITDA	$25,305	$26,975	$24,762	$19,466	$96,508
(a) Other includes net loss (gain) on sale and retirement of assets, (gain) loss on foreign exchange and other (income) expense, net.

The following table reconciles on a pro forma basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis and for the twelve months ended March 31, 2019 (dollars in thousands):

	Pro Forma				Twelve Months Ended
	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	March 31, 2019
Net income (loss)	$1,634	$9,691	$(16,309)	$(4,790)	$(9,774)
Net income from acquisition	748	—	—	—	748
Pro forma net income (loss)	2,382	9,691	(16,309)	(4,790)	(9,026)
Provision (benefit) for income taxes	3,723	3,699	(6,928)	908	1,402
Interest expense, net	8,532	8,640	8,667	8,595	34,434
Repurchase of debt	—	—	(140)	—	(140)
Depreciation and amortization	4,409	4,644	4,672	6,508	20,233
Stock-based compensation	246	597	600	876	2,319
Transaction costs	677	167	462	148	1,454
Business realignment costs	—	—	2,128	4	2,132
Impairment of goodwill and intangible assets	—	—	19,888	—	19,888
Impairment loss on investment	—	—	5,007	—	5,007
Net loss (income) from discontinued operations, net of income taxes	6,424	(501)	6,683	7,164	19,770
Other (a)	(340)	38	32	53	(217)
Adjusted EBITDA	$26,053	$26,975	$24,762	$19,466	$97,256
(a) Other includes net loss (gain) on sale and retirement of assets, (gain) loss on foreign exchange and other (income) expense, net.

The following tables reconcile Operating Income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment (in thousands):

	Three Months Ended March 31, 2019
	Operating Income	Depreciation and amortization	Stock-based compensation	Corporate expenses	Transaction costs	Business realignment costs	Impairment loss of goodwill and intangible assets	Impairment loss on investment	Net loss on sale and retirement of assets	Adjusted Operating Income
Advertising	$16,236	$3,098	$92	$—	$—	$—	$—	$—	$—	$19,426
Townsquare Interactive	4,225	121	35	—	—	—	—	—	—	4,381
Live Events	1,078	145	23	—	—	—	—	—	—	1,246
Corporate and Other Reconciling Items	(9,628)	3,144	726	5,587	148	4	—	—	19	—
Consolidated	$11,911	$6,508	$876	$5,587	$148	$4	$—	$—	$19	$25,053

	Three Months Ended December 31, 2018
	Operating Income	Depreciation and amortization	Stock-based compensation	Corporate expenses	Transaction costs	Business realignment costs	Impairment loss of goodwill and intangible assets	Impairment loss on investment	Net gain on sale and retirement of assets	Adjusted Operating Income
Advertising	$25,191	$2,877	$50	$—	$—	$—	$—	$—	$—	$28,118
Townsquare Interactive	3,845	116	18	—	—	—	—	—	—	3,979
Live Events	(96)	152	16	—	—	—	—	—	—	72
Corporate and Other Reconciling Items	(36,923)	1,527	516	7,409	462	2,128	19,888	5,007	(14)	—
Consolidated	$(7,983)	$4,672	$600	$7,409	$462	$2,128	$19,888	$5,007	$(14)	$32,169

	Three Months Ended September 30, 2018
	Operating Income	Depreciation and amortization	Stock-based compensation	Corporate expenses	Transaction costs	Business realignment costs	Impairment loss of goodwill and intangible assets	Impairment loss on investment	Net gain on sale and retirement of assets	Adjusted Operating Income
Advertising	$26,811	$2,899	$42	$—	$—	$—	$—	$—	$—	$29,752
Townsquare Interactive	3,538	107	10	—	—	—	—	—	—	3,655
Live Events	176	243	12	—	—	—	—	—	—	431
Corporate and Other Reconciling Items	(8,955)	1,396	533	6,863	167	—	—	—	(4)	—
Consolidated	$21,570	$4,645	$597	$6,863	$167	$—	$—	$—	$(4)	$33,838

	Three Months Ended June 30, 2018
	Operating Income	Depreciation and amortization	Stock-based compensation	Corporate expenses	Transaction costs	Business realignment costs	Impairment loss of goodwill and intangible assets	Impairment loss on investment	Net gain on sale and retirement of assets	Adjusted Operating Income
Advertising	$24,981	$2,704	$39	$—	$—	$—	$—	$—	$—	$27,724
Townsquare Interactive	3,299	109	8	—	—	—	—	—	—	3,416
Live Events	1,315	135	7	—	—	—	—	—	—	1,457
Corporate and Other Reconciling Items	(9,233)	1,462	192	7,290	677	—	—	—	(388)	—
Consolidated	$20,362	$4,410	$246	$7,290	$677	$—	$—	$—	$(388)	$32,597

	Three Months Ended March 31, 2018
	Operating Income	Depreciation and amortization	Stock-based compensation	Corporate expenses	Transaction costs	Business realignment costs	Impairment loss of goodwill and intangible assets	Impairment loss on investment	Net gain on sale and retirement of assets	Adjusted Operating Income
Advertising	$16,193	$2,670	$28	$—	$—	$—	$—	$—	$—	$18,891
Townsquare Interactive	3,129	115	7	—	—	—	—	—	—	3,251
Live Events	1,347	136	2	—	—	—	—	—	—	1,485
Corporate and Other Reconciling Items	(7,413)	1,462	153	5,649	159	—	—	—	(10)	—
Consolidated	$13,256	$4,383	$190	$5,649	$159	$—	$—	$—	$(10)	$23,627